PROMISSORY NOTE

$2000,000.00                      Addison, Texas                December 4, 2000


         FOR VALUE RECEIVED, Elagent Corporation, a Delaware corporation ("Maker") with offices at 14683 Midway Road, Suite 200, Addison, Texas 75001, promises to pay to Chapeau, Inc. a Utah corporation, whose address is 50 West Broadway, Suite 501, Salt Lake City, Utah 84101 ("Payee"), in lawful money of the United States of America, the principal sum of Two Hundred Thousand Dollars And No/100 Dollars ($200,000.00), together with interest thereon at the rate of 8% per annum. Interest shall be calculated on the basis of a 365-day year. Principal and interest shall be payable as set forth herein. All payments shall be made by Maker's check to Payee's address set forth above or such other address as Payee may request in writing to Maker at least five business days prior to any payment date or by wire transfer to an account designated by Payee in writing to Maker at least five business days prior to any payment date.

         Subject to the terms and provisions of this Note, the principal amount of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on April 4, 2001. Maker may voluntarily prepay this Note, in whole or in part, at any time prior to the maturity hereof, without notice and without payment of a prepayment penalty or premium. Accrued and unpaid interest with respect to such principal amount prepaid is due and payable on the date of such prepayment.

         This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (or "Event of Default"):

         (i) Maker (a) admits in writing its inability to pay its debts as they become due, (b) files, or consents by answer or otherwise to the filing against it of a petition for relief, reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (c) makes an assignment for the benefit of its creditors, (d) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or any substantial part of its assets, or (e) has an unsatisfied judgment in excess of $25,000; or

         (ii) the appointment of a receiver, conservator or similar officer for all or substantially all of the property of, or the making of an assignment for the benefit of creditors, trust mortgage, or composition with creditors or other arrangement of similar import by, or the commencement of any proceedings under any bankruptcy or insolvency law, now or hereafter enacted, which remain undismissed for a period of 30 days, against Maker, or the institution of any such proceeding voluntarily by Maker; or

If any Event of Default has occurred and is continuing, Payee may, at its election and by written notice to Maker, declare this Note to be immediately due and payable. In any such case, this Note will mature, and all principal, interest and other amounts with respect thereto shall become immediately due and payable, without presentment, demand, protest or further notice, all of which are hereby waived. Upon any Event of Default, Payee may proceed to protect and enforce its rights and remedies by an action at law or in equity or any other appropriate proceeding.

         Maker has been advised by Payee to seek the advice of an attorney and an accountant in connection with this Note and Maker has had the opportunity to seek the advice of an attorney and an accountant of Maker's choice in connection with this Note.

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         Except as otherwise provided herein, Maker and all sureties, endorsers and guarantors of this Note waive demand, notice of demand, presentment for payment, protest, notice of protest, notice of acceleration of, and notice of intention to accelerate the maturity of, this Note and all other notices, and the filing of suit and diligence in collecting this Note.

         This Note shall be binding upon and inure to the benefit of Payee and Maker and their respective successors and assigns, except that Maker shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of Payee.

         Interest paid or agreed to in this Note or in any other documents executed in connection herewith shall not exceed the maximum amount of interest which, under applicable law, Payee is permitted to charge on the obligations evidenced by this Note. In any contingency whatsoever, if Payee shall receive anything of value deemed interest under applicable law which would exceed such maximum amount, the excessive interest shall be applied to the reduction of unpaid principal of this Note or refunded to Maker, if its exceeds such unpaid principal.

         This Note has been executed and delivered and shall be construed in accordance with the laws of the State of Utah, without regard to any conflicts of laws provisions.

         THIS NOTE EVIDENCES THE FINAL AGREEMENT BETWEEN MAKER AND PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF MAKER AND PAYEES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN MAKER AND PAYEES.

                                                     ELAGENT CORPORATION


                                                     By:   /s/ James R. Miller
                                                          ---------------------
                                                          James R. Miller
                                                          President

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